Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Reg. No. 333-147647) pertaining to the 2003 (Active) Stock Plan and the 2007 Equity Incentive Plan of BioForm Medical, Inc. of our report dated September 19, 2008, with respect to the consolidated financial statements and schedule of BioForm Medical, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2008.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

September 24, 2008